EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Terra Tech Corp

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, of our report dated March 16, 2018, except as to the 11th paragraph of Note 23 as to which the date is June 7, 2018, relating to the consolidated financial statements and our report dated March 16, 2018 relating to the effectiveness of Terra Tech Corp’s internal control over financial reporting, appearing in Amendment No. 1 on Form 10-K/A for the year ended December 31, 2017.

/s/ Macias Gini & O’Connell LLP

Sacramento, California

September 6, 2018